Exhibit 99.1

Annaly Capital Management, Inc. Reports 1st Quarter 2008 Core EPS of $0.51, an Increase of 96% from Prior Year and 38% from Prior Quarter

NEW YORK--(BUSINESS WIRE)--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended March 31, 2008 of $233.6 million or $0.51 per average share available to common shareholders as compared to Core Earnings of $61.7 million or $0.26 per average share available to common shareholders for the quarter ended March 31, 2007, and Core Earnings of $151.1 million or $0.37 per average share available to common shareholders for the quarter ended December 31, 2007. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses and gains or losses on sales of securities and termination of interest rate swaps. On a GAAP basis, net income for the quarter ended March 31, 2008 was $243.0 million or $0.54 basic net income per average share available to common shareholders, as compared to net income of $67.4 million or $0.29 basic net income per average share available to common shareholders for the quarter ended March 31, 2007, and net income of $152.9 million or $0.38 basic net income per average share available to common shareholders for the quarter ended December 31, 2007.

During the quarter ended March 31, 2008, the Company sold $4.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $9.4 million. During the quarter ended March 31, 2007, the Company sold $1.2 billion of Mortgage-Backed Securities, resulting in a realized gain of $6.1 million. In addition, the Company had a $67,000 gain on the termination of interest rate swaps with a notional value of $300 million. During the quarter ended December 31, 2007, the Company sold $549.4 million of Mortgage-Backed Securities, resulting in a realized gain of $1.8 million.

Common dividends declared for the quarter ended March 31, 2008 were $0.48 per share, as compared to $0.20 per share for the quarter ended March 31, 2007 and $0.34 per share for the quarter ended December 31, 2007. The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2008, based on the March 31, 2008 closing price of $15.32, was 12.53%. On a Core Earnings basis, the Company provided an annualized return on average equity of 16.01% for the quarter ended March 31, 2008, as compared to 8.13% for the quarter ended March 31, 2007 and 12.92% for the quarter ended December 31, 2007. On a GAAP basis, the Company provided an annualized return on average equity of 16.66% for the quarter ended March 31, 2008, as compared to 8.88% for the quarter ended March 31, 2007, and 13.07% for the quarter ended December 31, 2007.

During the quarter ended March 31, 2008, the Company completed a public offering of 58,650,000 shares of common stock. The estimated net proceeds of the offering, including the exercise of the underwriters’ over-allotment option, were approximately $1.1 billion, net of offering expenses.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter’s results. “In the first quarter of 2008, the deflating global credit bubble threatened system-wide financial stability, raised anxiety levels in the financing markets and reduced liquidity for many asset classes. To put it simply, much of the credit markets were essentially frozen during the second and third weeks of March, and the crisis prompted unconventional and unprecedented actions by policymakers. We are pleased that the combination of these policy initiatives, along with the ongoing efforts to recapitalize financial institutions, has had a calming effect, but we believe markets will continue to experience periods of volatility for some time. In this environment, we expect operating fundamentals to remain favorable for us, and will continue to manage Annaly’s portfolio conservatively and for the long-term benefit of our shareholders.”

For the quarter ended March 31, 2008, the annualized yield on average earning assets was 5.64% and the annualized cost of funds on the average repurchase balance was 4.18%, which results in an interest rate spread of 1.46%. This is an 88 basis point increase over the 0.58% annualized interest rate spread for the quarter ended March 31, 2007 and a 58 basis point increase over the 0.88% annualized interest rate spread for the quarter ended December 31, 2007. For the quarter ended March 31, 2007, the annualized yield on average earning assets was 5.68% and the annualized cost of funds on the average repurchase balance was 5.10%. For the quarter ended December 31, 2007, the annualized yield on average earning assets was 5.81% and the annualized cost of funds on the average repurchase balance was 4.93%. At March 31, 2008, the weighted average yield on assets was 5.36% and the cost of funds, including the effect of interest rate swaps, was 3.85%, which results in an interest rate spread of 1.51%. Leverage at March 31, 2008 was 8.1:1, in comparison to 9.8:1 at March 31, 2007 and 8.7:1 at December 31, 2007.

Fixed rate securities comprised 69% of the Company’s portfolio at March 31, 2008. The balance of the portfolio was comprised of 21% adjustable rate mortgages and 10% LIBOR floating rate collateralized mortgage obligations. At March 31, 2008, the Company had entered into interest rate swaps with a notional amount of $17.0 billion. The Company’s swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company’s borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. The Company has continued to avoid the introduction of credit risk into its portfolio. As of March 31, 2008, substantially all of the assets in the Company’s portfolio were FNMA, GNMA and FHLMC mortgage-backed securities and agency debentures, which carry an actual or implied “AAA” rating.

“In spite of the volatility during the quarter, Agency mortgage-backed securities performed relatively well,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “In our portfolio, after taking into account the effect of interest rate swaps, at March 31, 2008 our portfolio of short duration assets was comprised of 39% fixed-rate, 21% adjustable-rate and 40% floating-rate assets. The spread widened between the yield on our portfolio assets and the cost to finance them as the Federal Reserve reduced short-term rates, and we managed our financing operations at the low end of our leverage range. We will likely remain at this leverage level for as long as the current environment remains uncertain, as well as continue to prudently take advantage of the attractive spreads available for new investments.”

The following table summarizes portfolio information for the Company:

	March 31, 2008	March 31, 2007	December 31, 2007
Leverage at period-end	8.1:1	9.8:1	8.7:1
Fixed-rate investment securities as % of portfolio	69%	75%	71%
Adjustable-rate investment securities as % of portfolio	21%	19%	21%
Floating-rate investment securities as % of portfolio	10%	6%	8%
Notional amount of interest rate swaps as % of portfolio	30%	34%	31%
Annualized yield on average earning assets during the quarter	5.64%	5.68%	5.81%
Annualized cost of funds on average repurchase balance during the quarter	4.18%	5.10%	4.93%
Annualized interest rate spread during the quarter	1.46%	0.58%	0.88%
Weighted average yield on assets at period-end	5.36%	5.67%	5.75%
Weighted average cost of funds at period-end	3.85%	5.17%	4.76%
Interest rate spread at period-end	1.51%	0.50%	0.99%

The Constant Prepayment Rate was 15% during the first quarter of 2008, as compared to 17% during the first quarter of 2007, and 12% during the fourth quarter of 2007. The weighted average cost basis of the investment securities was 100.7 at March 31, 2008. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended March 31, 2008, March 31, 2007 and December 31, 2007 was $27.5 million, $15.4 million, and $16.2 million, respectively. The total net premium remaining unamortized at March 31, 2008, March 31, 2007 and December 31, 2007 was $383.3 million, $195.6 million, and $328.4 million, respectively.

General and administrative expenses as a percentage of average assets were 0.17%, 0.15% and 0.16% for the quarters ended March 31, 2008, March 31, 2007, and December 31, 2007, respectively. At March 31, 2008, March 31, 2007, and December 31, 2007, the Company had a common stock book value per share of $12.95, $11.90 and $12.51, respectively.

At March 31, 2008, FIDAC, Annaly’s wholly-owned registered investment advisor, had under management approximately $3.2 billion in net assets and $12.7 billion in gross assets, as compared to $2.5 billion in net assets and $16.1 billion in gross assets at March 31, 2007 and $3.1 billion in net assets and $15.4 billion in gross assets at December 31, 2007. For the quarter ended March 31, 2008, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $6.0 million, as compared to $4.7 million for the quarter ended March 31, 2007 and $4.9 million for the quarter ended December 31, 2007.

Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), currently has 468,380,797 shares of common stock outstanding.

The Company will hold the first quarter 2008 earnings conference call on Thursday May 1, 2008 at 10:00 a.m. EST. The number to call is 866-761-0748 for domestic calls and 617-614-2706 for international calls and the pass code is 91995292. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 62070173. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC’s clients of assets FIDAC manages, FIDAC’s regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	March 31, 2008 (Unaudited)	December 31, 2007 (1)	September 30, 2007 (Unaudited)	June 30, 2007 (Unaudited)	March 31, 2007 (Unaudited)

ASSETS

Cash and cash equivalents	$1,549,041	$103,960	$90,028	$91,781	$96,610
Reverse repurchase agreements	800,000	-	-	-	-
Mortgage-Backed Securities, at fair value	56,115,025	52,879,528	44,641,352	38,603,002	39,176,227
Agency debentures, at fair value	738,837	253,915	249,281	150,507	54,421
Available for sale equity securities, at fair value	44,546	64,754	-	-	-
Trading securities, at fair value	1,836	11,675	10,987	12,131	7,872
Receivable for Mortgage-Backed Securities sold	174,413	276,737	516,140	-	28,643
Accrued interest and dividends receivable	287,261	271,996	235,787	197,060	179,816
Receivable for advisory and service fees	4,581	3,598	2,933	2,954	2,949
Intangible for customer relationships	8,840	9,842	10,178	10,513	10,849
Goodwill	22,966	22,966	22,966	22,966	22,966
Interest rate swaps, at fair value	-	-	-	93,404	1,028
Other assets	4,347	4,543	3,026	3,146	3,138

Total assets	$59,751,693	$53,903,514	$45,782,678	$39,187,464	$39,584,519

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$51,324,007	$46,046,560	$40,140,113	$35,093,856	$33,348,011
Payable for Investment Securities purchased	828,235	1,677,131	1,169,324	744,027	2,590,429
Trading securities sold, not yet purchased, at fair value	37,268	32,835	26,823	37,734	39,679
Accrued interest payable	172,575	257,608	148,462	104,456	79,362
Dividends payable	224,823	136,618	85,932	64,652	52,577
Accounts payable and other liabilities	20,123	36,688	25,237	14,520	7,942
Interest rate swaps, at fair value	789,859	398,096	142,061	838	42,871
Total liabilities	53,396,890	48,585,536	41,737,952	36,060,083	36,160,871

Minority interest in equity of consolidated affiliate	-	1,574	1,329	5,623	5,610

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 4,597,550 and 4,600,000 shares issued and outstanding, respectively	111,405	111,466	111,466	111,466	111,466

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,637,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock: par value $.01 per share; 487,762,500 authorized, 468,380,797, 401,822,703, 330,509,203, 269,385,348, and 262,887,391 issued and outstanding, respectively	4,684	4,018	3,305	2,694	2,629
Additional paid-in capital	6,506,494	5,297,922	4,270,330	3,447,964	3,352,417
Accumulated other comprehensive loss	(335,814)	(152,197)	(385,960)	(467,640)	(60,040)
Accumulated deficit	(109,054)	(121,893)	(132,832)	(149,814)	(165,522)

Total stockholders’ equity	6,243,398	5,204,938	3,931,931	3,010,292	3,306,572

Total liabilities, minority interest, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$59,751,693	$53,903,514	$45,782,678	$39,187,464	$39,584,519

(1) Derived from the audited consolidated financial statements at December 31, 2007.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Interest income	$791,128	$720,925	$628,696	$556,262	$449,564

Interest expense	537,606	558,435	519,118	468,748	380,164

Net interest income	253,522	162,490	109,578	87,514	69,400

Other income
Investment advisory and service fees	6,598	5,636	5,464	5,366	5,562
Gain on sale of Mortgage-Backed Securities	9,417	1,829	3,795	7,293	6,145
Gain on termination of interest rate swaps	-	-	2,029	-	67
Income from trading securities	1,854	7,187	8,288	243	3,429
Dividend income from available-for-sale equity securities	941	91	-	-	-
Loss on other-than-temporarily impaired securities	-	-	-	(698)	(491)
Total other income	18,810	14,743	19,576	12,204	14,712

Expenses
Distribution fees	633	782	1,100	861	904
General and administrative expenses	23,995	20,174	17,334	12,272	12,886
Total expenses	24,628	20,956	18,434	13,133	13,790

Income before income taxes and minority interest	247,704	156,277	110,720	86,585	70,322

Income taxes	4,610	3,100	2,327	839	2,604

Income before minority interest	243,094	153,177	108,393	85,746	67,718

Minority interest	58	245	106	13	286

Net income	243,036	152,932	108,287	85,733	67,432

Dividend on preferred stock	5,373	5,374	5,373	5,373	5,373

Net income available to common shareholders	$237,663	$147,558	$102,914	$80,360	$62,059

Net income available per share to common shareholders:
Basic	$0.54	$0.38	$0.33	$0.30	$0.29
Diluted	$0.53	$0.37	$0.32	$0.30	$0.28

Weighted average number of common shares outstanding:
Basic	443,812,432	389,410,812	315,969,814	264,990,422	217,490,205
Diluted	452,967,457	398,247,632	324,614,534	273,578,836	225,928,127

Net income	$243,036	$152,932	$108,287	$85,733	$67,432
Comprehensive income (loss)
Unrealized gain (loss) on available-for-sale securities	217,563	491,626	320,102	(535,413)	45,948
Unrealized (loss) gain on interest rate swaps	(391,763)	(256,034)	(232,598)	134,408	(24,155)
Reclassification adjustment for gains included in net income	(9,417)	(1,829)	(5,824)	(6,595)	(5,721)
Other comprehensive (loss) income	(183,617)	233,763	81,680	(407,600)	16,072
Comprehensive income (loss)	$59,419	$386,695	$189,967	($321,867)	$83,504

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com